EXHIBIT 11.1
                                  ------------


                                  ULTICOM, INC.
                  Schedule of Computation of Earnings Per Share

                                                                         Year Ended January 31,
                                                                         ----------------------

                                                            1999                   2000                  2001
                                                            ----                   ----                  ----
BASIC Earnings Per Share:
Net Income                                                  $ 1,567               $ 1,574                $ 9,077
Weighted average shares outstanding                          32,727                32,727                 37,602
                                                            -------               -------                -------

Basic Earnings Per Share                                     $ 0.05                $ 0.05                 $ 0.24
                                                             ======                ======                 ======

DILUTED Earnings Per Share:
Net Income                                                  $ 1,567               $ 1,574                $ 9,077
                                                            -------               -------                -------
Weighted average shares outstanding                          32,727                32,727                 37,602
Effect of dilutive securities options                           360                 1,032                  3,113
                                                            -------               -------                -------

Weighted average common and
common equivalent shares outstanding                         33,087                33,759                 40,715
                                                            -------               -------                -------

Diluted Earnings Per Share                                    $0.05                $ 0.05                 $ 0.22
                                                            =======                ======                 ======

